Exhibit 5.1

December 29, 2006

Board of Directors

ACT Teleconferencing, Inc.

1526 Cole Boulevard, Suite 300

Golden, Colorado 80401

Re:	Registration Statement on Form S-8

Lady and Gentlemen:

We are acting as counsel to ACT Teleconferencing, Inc., a Colorado corporation (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission relating to the proposed public offering of up to 6,000,000 shares (the “Shares”) of the Company’s common stock, no par value per share, issuable under the ACT Teleconferencing, Inc. 2004 Equity Incentive Plan, as amended (the “Plan”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents:

1. An executed copy of the Registration Statement.

2. A copy of the Plan, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

3. The Amended and Restated Articles of Incorporation of the Company, as certified by the Secretary of the State of the State of Colorado on December 22, 2006 and by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

4. The Bylaws of the Company, as amended, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

5. Resolutions of the Board of Directors of the Company adopted at meetings held on April 19, 2004 and September 8, 2006, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the adoption of the Plan and the approval of the amendment to the Plan to increase the number of shares available for issuance thereunder and the issuance and the sale of the Shares and arrangements in connection therewith.

WASHINGTON, DC    NEW YORK    BALTIMORE    NORTHERN VIRGINIA    MIAMI    LOS ANGELES    DENVER    BOULDER    COLORADO SPRINGS

BERLIN    MUNICH    BRUSSELS    CARACAS    LONDON    PARIS    GENEVA    BUDAPEST     WARSAW    MOSCOW    BEIJING

    HONG KONG    SHANGHAI    TOKYO

Board of Directors

ACT Teleconferencing, Inc.

December 29, 2006

6. A report dated December 14, 2006 of the inspector of elections at the annual meeting of stockholders of the Company held on December 14, 2006, as certified by the Secretary of the Company on the date hereof as being complete and accurate, relating to the approval of the amendment to the Plan by the Company’s stockholders to increase the number of shares available for issuance thereunder.

7. An officer’s certificate of the Company, dated as of the date hereof, as to certain facts relating to the Company.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Colorado Business Corporation Act, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Colorado Business Corporation Act, as amended” includes the statutory provisions contained therein, all applicable provisions of the Colorado Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares pursuant to the terms of the Plan and (iii) receipt by the Company of the consideration for the Shares specified in the resolutions adopted by the Board of Directors authorizing the issuance thereof, the Shares will be validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan & Hartson LLP HOGAN & HARTSON LLP